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                                                               EXHIBIT (10) (dd)

                               AMENDMENT NUMBER 4
                        THE REYNOLDS AND REYNOLDS COMPANY
                          SUPPLEMENTAL RETIREMENT PLAN

         The Reynolds and Reynolds Company (the "Company") established The Reynolds and Reynolds Company Supplemental Retirement Plan effective October 1, 1978, amended and restated such plan as The Reynolds and Reynolds Company Supplemental Retirement Plan (October 1, 1986 Restatement)(the "Plan"), and has successively amended the Plan, the most recent amendment being Amendment Number 3 effective August 8, 1995. The Company desires to further amend the Plan as follows, effective June 1, 1996.


 1. Section 2.1-Eligibility, the first sentence, is replaced in its entirety to read as follows:

                  An Employee of the Company who is an officer other than a grade 10 officer (as described from time to time under the Company's personnel policies), who is a management or highly compensated employee within the meaning of all of Section 201(a), 301(a)(3) and Section 401(a)(1) of ERISA, and who has accrued three Years of Service (as defined in the Salaried Retirement Plan) as an officer of the Company other than a grade 10 officer shall be eligible to become a Participant under the Plan.

         IN WITNESS WHEREOF, The Reynolds and Reynolds Company has caused Amendment Number 4 to be executed by its duly authorized officer this 14th day of March, 1997.


                                           By  /s/ Thomas J. Momchilov
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                                           Title V.P. Corporate Human Resources
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